Exhibit 99.3

March 8, 2021

Dear Limited Partners:

We are excited to share that this morning Apollo entered into a definitive agreement to merge with Athene to further enhance our proven and successful partnership. We believe that the merger provides numerous strategic benefits and positions Apollo to continue to grow, innovate and consistently generate attractive risk-adjusted returns for all our investors throughout market cycles.

Since Athene’s inception more than 10 years ago, a broad cross-section of our limited partners have supported our vision for the company by investing more than $2.5 billion in multiple rounds of capital pre-IPO, generating approximately 2 to 4 times their investment. Over the years, we have continuously taken steps to bolster and refine the strategic relationship between the two companies. We believe that the merger is the natural evolution of the partnership between Apollo and Athene, and solidifies our mutually beneficial relationship. Importantly, the combination of the companies creates complete alignment between all stakeholders, including our limited partners, in executing our strategy going forward.

Our limited partners have been the lifeblood of Apollo over the last 30 years and will continue to be critically important to our future growth. We share a view of investing over the long term across market cycles, and this transaction serves as a transformative step that will benefit our LPs in several meaningful ways. For example, we believe the larger balance sheet of the combined company will enable Apollo to put substantial amounts of its own capital alongside our LPs in our various funds and platforms, creating an alignment that goes well beyond typical GP investment stakes. In addition, we believe Apollo’s ability to accelerate innovation, product development and origination capabilities will provide our LPs with new and differentiated opportunities to capture a wide range of risk-adjusted returns. The merger will focus on coordination, not consolidation, with each respective business continuing to be led by its current team. The leadership oversight, day-to-day portfolio management and investment processes will remain the same across the Apollo platform.

Apollo and Athene have always shared a common goal of generating returns to secure retirement income for clients, whether directly through Athene policy holders or indirectly through pensions, sovereign wealth funds, wealth management platforms, among other Apollo LPs. This merger is about harnessing Apollo’s unique ability to generate sustainable excess returns at every point along the risk/reward spectrum (yield, hybrid, opportunistic) for the benefit of our clients. Through the merger, we expect to be able to unlock the full capabilities and strategic benefits between the two businesses.

As outlined in our press release, the merged company will have best-in-class corporate governance, continuing our path as a leader in the industry. Today’s announcement included the fact that the Conflicts Committee of Apollo’s Board has now approved conversion to a single class of common stock with one vote per share, anticipated by January 2022, subject to regulatory and shareholder approvals. These changes follow the expansion to a two-thirds independent board and the appointment of Jay Clayton as Lead Independent Director.

We believe that this merger provides a “win-win” outcome for all stakeholders involved, and we trust that you will share in our excitement for this transaction. We greatly value and appreciate your longstanding support, and we look forward to expanding our partnership for many years to come.

We welcome any questions that you may have in the interim. Should you have any questions please reach out to Stephanie Drescher at XXXX@apollo.com.

Sincerely,

Apollo Global Management

Additional Information Regarding the Transaction and Where to Find It

This letter is being made in respect of the proposed transaction involving Tango Holdings, Inc. (“Tango Holdings”), Apollo and Athene. The proposed transaction will be submitted to the stockholders of Apollo and the shareholders of Athene for their respective consideration. In connection therewith, the parties intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement, which will be mailed to the stockholders of Apollo and the shareholders of Athene. However, such documents are not currently available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, AS APPLICABLE, INVESTORS AND SECURITY HOLDERS OF APOLLO AND ATHENE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about Apollo and Athene, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov.

Copies of the documents filed with the SEC by Apollo will be available free of charge under the “Stockholders” section of Apollo’s website located at http://www.apollo.com or by contacting Apollo’s Investor Relations Department at (212) 822-0528 or APOInvestorRelations@apollo.com.

Copies of the documents filed with the SEC by Athene will be available free of charge under the “Investors” section of Athene’s website located at http://www.athene.com or by contacting Athene’s Investor Relations Department at (441) 279-8531 or ir@athene.com.

Participants in the Solicitation

Apollo, Athene, Tango Holdings and their respective directors, executive officers, members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.

Information about the directors and executive officers of Apollo and Tango Holdings is set forth in Apollo’s proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on August 20, 2020, its annual report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 19, 2021, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above.

Information about the directors and executive officers of Athene is set forth in Athene’s proxy statement for its 2020 annual meeting of shareholders, which was filed with the SEC on April 21, 2020, its annual report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 19, 2021, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above.

Other information regarding the participants in the proxy solicitations of the stockholders of Apollo and the shareholders of Athene, and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This letter is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Apollo Safe Harbor for Forward Looking Statements Disclaimer

This letter contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this letter, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to Apollo’s dependence on certain key personnel, Apollo’s ability to raise new private equity, credit or real assets funds, the impact of COVID-19, the impact of energy market dislocation, market conditions, generally, Apollo’s ability to manage its growth, fund performance, changes in Apollo’s regulatory environment and tax status, the variability of Apollo’s revenues, net income and cash flow, Apollo’s use of leverage to finance its businesses and investments by Apollo funds, litigation risks and potential governance changes and related transactions which are subject to regulatory, corporate and shareholder approvals, among others. Due to the COVID-19 pandemic, there has been uncertainty and disruption in the global economy and financial markets. While Apollo is unable to accurately predict the full impact that COVID-19 will have on Apollo’s results from operations, financial condition, liquidity and cash flows due to numerous uncertainties, including the duration and severity of the pandemic and containment measures, Apollo’s compliance with these measures has impacted Apollo’s day-to-day operations and could disrupt Apollo’s business and operations, as well as that of the Apollo funds and their portfolio companies, for an indefinite period of time. Apollo believes these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the SEC on February 19, 2021, as such factors may be updated from time to time in Apollo’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this letter and in other filings.

The proposed transaction is subject to risks, uncertainties and assumptions, which include, but are not limited to: (i) that Apollo may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant or place material restrictions on its approval for the consummation of the proposed transaction; (ii) uncertainty as to the timing of completion of the proposed transaction; (iii) the inability to complete the proposed transaction due to the failure to obtain Apollo stockholder approval and Athene shareholder approval for the proposed transaction; (iv) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (v) risks related to disruption of management’s attention from Apollo’s ongoing business operations due to the proposed transaction; (vi) the effect of the announcement of the proposed transaction on Apollo’s relationships with its clients, operating results and business generally; (vii) the outcome of any legal proceedings to the extent initiated against Apollo or others following the announcement of the proposed transaction, as well as Apollo’s management’s response to any of the aforementioned factors; and (viii) industry conditions.

Apollo undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This letter does not constitute an offer of any Apollo fund.

The contents of any website referenced in this letter are not incorporated by reference.

All information is as of the dates indicated herein.